Exhibit 5.1
July 31, 2006
Cirrus Logic, Inc.
2901 Via Fortuna
Austin, TX 78746
Re: Cirrus Logic, Inc. 2006 Stock Incentive Plan
Ladies and Gentlemen:
This opinion is being rendered to you in connection with the actions taken and proposed to be taken by Cirrus Logic, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (the “Act”) pursuant to the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission relating to 17,000,000 shares of the Company's common stock, par value $0.001 per share (the “Shares”). The Shares subject to the Registration Statement are to be issued pursuant to the Cirrus Logic, Inc. 2006 Stock Incentive Plan (the “Plan”).
I have examined such documents, certificates, records, authorizations and proceedings and have made such examinations as I have deemed necessary or appropriate in order to give the opinion expressed herein. In such examinations I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as copies. Further, I have assumed that (i) the Shares will be issued in accordance with the terms of the Plan, (ii) the full consideration for each Share shall be paid to the Company and in no event will be less than the par value for each Share, and (iii) certificates evidencing the Shares will be properly executed and delivered by the Company in accordance with the Delaware General Corporation Law.
Based on the foregoing, it is my opinion that the Shares have been duly authorized by the Company and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
This opinion is limited in all respects to the laws of the State of Delaware and the federal laws of the United States of America, and I do not express any opinion as to the laws of any other jurisdiction.
I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

Very truly yours,

/s/ Scott Thomas

Scott Thomas
Vice President, General Counsel and
Corporate Secretary